Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Lincoln Bancorp

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Lincoln Bancorp
P.O. Box 510
1121 East Main Street
Plainfield, Indiana 46168
(317) 839-6539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 18, 2006

Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Bancorp (the “Holding Company”) will be held at the Guilford Township Community Center, Hummel Park, 1500 S. Center Street, Plainfield, Indiana, on Tuesday, April 18, 2006, at 12:00 p.m., Eastern Standard Time.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of three directors of the Holding Company to serve three-year terms expiring in 2009.

2.	Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 27, 2006, are entitled to vote at the meeting or any adjournment thereof.

We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose. Lunch will be provided at the Annual Meeting of Shareholders. Accordingly, please R.S.V.P. by April 11, 2006, to Susie at (317) 837-3604 if you plan to attend the meeting and enjoy lunch.

A copy of our Annual Report for the fiscal year ended December 31, 2005, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

Jerry R. Engle, Chairman, President and Chief Executive Officer

Plainfield, Indiana
March 17, 2006

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Lincoln Bancorp
P.O. Box 510
1121 East Main Street
Plainfield, Indiana 46168
(317) 839-6539

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

April 18, 2006

This Proxy Statement is being furnished to the holders of common stock, without par value (the “Common Stock”), of Lincoln Bancorp (the “Holding Company”), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 12:00 p.m., Eastern Standard Time, on April 18, 2006, at the Guilford Township Community Center, Hummel Park, 1500 S. Center Street, Plainfield, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Lincoln Bank (the “Bank”). This Proxy Statement is expected to be mailed to the shareholders of the Holding Company on or about March 17, 2006.

The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (John M. Baer, P.O. Box 510, 905 Southfield Drive, Plainfield, Indiana 46168), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on February 27, 2006 (“Voting Record Date”), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,394,778 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 27, 2006, by each person who is known by the Holding Company to own beneficially

5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Number of Shares of Stock Beneficially Owned	Percent of Class

Lincoln Bank Employee Stock Ownership Plan and 401(k) Savings Plan
1121 E. Main Street
Plainfield, Indiana 46168-0510 (1)	519,212 (2)	9.6%

T. Tim Unger
P.O. Box 510
905 Southfield Drive
Plainfield, Indiana 46168	295,448 (3)	5.3%

(1)
The information in this chart with respect to the Lincoln Bank Employee Stock Ownership Plan and 401(k) Savings Plan (the “401(k) Plan”) is based on Schedule 13G Reports filed by the above-listed person with the Securities and Exchange Commission (the “SEC”) containing information concerning shares held by it. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings.

(2)
These shares are held by Fiserv Trust, as Trustee of the 401(k) Plan. The Employees participating in the 401(k) Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the 401(k) Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.

(3)
Includes 52,499 shares held jointly by Mr. Unger and his spouse, options for 175,231 shares granted under the Lincoln Bancorp Stock Option Plan (the “Option Plan”), and 15,218 shares allocated to Mr. Unger’s account under the ESOP as of December 31, 2005.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven members. At the conclusion of the Annual Meeting, with the retirement of T. Tim Unger, the number of directors will be reduced to ten. All of the directors except T. Tim Unger, Jerry R. Engle and R.J. McConnell meet the standards for independence of Board members set forth in the Listing Standards for the National Association of Securities Dealers. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their primary domicile in Clinton, Hendricks, Montgomery, or Johnson Counties, Indiana, must have had a loan or deposit relationship with the Bank for a continuous period of nine months prior to their nomination to the Board, and non-employee directors must have served as a member of a civic or community organization based in Clinton, Hendricks, Montgomery or Johnson Counties, Indiana for at least a continuous period of 12 months during the five years prior to their nomination to the Board. The Board of Directors of the Holding Company may waive one or more of these requirements for one or more new members appointed to the Board in connection with the acquisition of another financial institution by the Holding Company or in connection with the acquisition or opening of a new branch by the Bank. Directors of the Holding Company are also required to own 1,000 shares of Common Stock of the Holding Company. The nominees for director this year are Lester N. Bergum, Jr., Dennis W. Dawes and R.J. McConnell, each of whom is a current director of the Holding Company. If elected by the shareholders at the Annual Meeting, the terms of Messrs. Bergum, Dawes and McConnell will expire in 2009.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

Messrs. McConnell and Engle were added to the Board for terms ending in 2006 in the case of Mr. McConnell, and 2007 in the case of Mr. Engle, in connection with the Holding Company’s merger with First Shares Bancorp, Inc.

The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each nominee or director has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director is related to any other director or executive officer of the Holding Company or nominee for director by blood, marriage, or adoption, and except as described above with respect to the former First Shares Bancorp, Inc. directors, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by certain executive officers of the Holding Company, and by all directors and executive officers of the Holding Company as a group.

Name	Expiration of Term as Director	Director of the Holding Company Since	Director of the Bank Since	Common Stock Beneficially Owned as of February 27, 2006		Percentage of Class(1)

Director Nominees
Lester N. Bergum, Jr.	2009	1998	1996	55,977	(2)	1.0%
Dennis W. Dawes	2009	1999	1999	32,487	(3)	0.6%
R.J. McConnell	2009	2004	2004	43,261	(4)	0.8%

Directors
Jerry R. Engle	2007	2004	2004	94,396	(5)	1.7%
W. Thomas Harmon	2007	1998	1982	90,413	(6)	1.7%
Jerry R. Holifield	2007	1998	1992	62,483	(7)	1.2%
David E. Mansfield	2008	1998	1997	51,700	(8)	1.0%
John C. Milholland	2007	1998	1988	82,653	(9)	1.5%
Patrick A. Sherman	2008	2005	2005	36,000	(10)	0.7%
John L. Wyatt	2008	1998	1992	58,027	(11)	1.1%

Director Whose Term Expires in 2006
T. Tim Unger	2006	1998	1996	295,448	(12)	5.3%

Executive Officers
John M. Baer
Secretary and Treasurer				123,639	(13)	2.3%
John B. Ditmars
Vice President				50,223	(14)	0.9%
Jonathan D. Slaughter
Vice President				13,810	(15)	0.3%

All directors and executive officers as a group (15 persons)				1,099,564	(16)	18.4%

Footnotes on following page.

(1)
Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors residing in their homes.

(2)
Includes 17,100 shares held jointly by Mr. Bergum and his spouse and options for 25,000 shares granted under the Option Plan and the Lincoln Bancorp 2005 Stock Option Plan (the “2005 Stock Option Plan”).

(3)	Includes options for 27,000 shares granted under the Option Plan and the 2005 Stock Option Plan, and 3,487 shares held under the Lincoln Bank Recognition and Retention Plan and Trust (the “RRP”).
(4)
Includes 4,487 shares held in a trust for the benefit of Mr. McConnell, 3,774 shares held jointly with his spouse, 5,000 shares held under the RRP, and options for 30,000 shares granted under the 2005 Stock Option Plan.

(5)
Includes 28,603 shares held jointly by Mr. Engle and his spouse, 508 shares held as custodian for his daughter, 57,875 shares subject to options granted under the Holding Company’s option plans, 5,000 shares held under the RRP, and 1,043 shares allocated to Mr. Engle’s account under the 401(k) Plan as of December 31, 2005. Does not include options for 56,000 shares granted under the Holding Company’s option plans which are not exercisable within 60 days of the Voting Record Date.

(6)	Includes 30,000 shares granted under the Option Plan and the 2005 Stock Option Plan and 1,487 shares held under the RRP.
(7)	Includes 15,000 shares held jointly by Mr. Holifield and his spouse, options for 30,000 shares granted under the Option Plan and the 2005 Stock Option Plan, and 1,487 shares held under the RRP.
(8)	Includes 20,513 shares held jointly by Mr. Mansfield and his spouse, options for 29,700 shares granted under the Option Plan and the 2005 Stock Option Plan, and 1,487 shares held under the RRP.
(9)	Includes 4,204 shares held jointly by Mr. Milholland and his spouse, options for 30,000 shares granted under the Option Plan and the 2005 Stock Option Plan, and 1,487 shares held under the RRP.
(10)	Includes 30,000 shares granted under the 2005 Stock Option Plan and 5,000 shares held under the RRP.
(11)	Includes 22,554 shares held jointly by Mr. Wyatt with his spouse, options for 20,600 shares granted under the Option Plan and the 2005 Stock Option Plan, and 1,487 shares held under the RRP.
(12)
Includes 52,499 shares held jointly by Mr. Unger and his spouse, options for 175,231 shares granted under the Option Plan, and 15,218 shares allocated to Mr. Unger’s account under the 401(k) Plan as of December 31, 2005.

(13)
Includes 20,391 shares held jointly by Mr. Baer and his spouse, options for 56,000 shares granted under the Option Plan, and 13,848 shares allocated to Mr. Baer’s account under the 401(k) Plan as of December 31, 2005. Does not include options for 4,092 shares granted under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(14)
Includes 6,016 shares held jointly by Mr. Ditmars and his spouse, 984 shares held in a trust of which Mr. Ditmars is a beneficiary, 33,625 shares subject to options granted under the Holding Company’s option plans, and 984 shares allocated to Mr. Ditmars’ account under the 401(k) Plan as of December 31, 2005. Does not include options for 40,000 shares granted under those option plans which are not exercisable within 60 days of the Voting Record Date.

(15)	Includes options for 5,000 shares granted under the Holding Company’s 2005 Stock Option Plan and 1,510 shares allocated to Mr. Slaughter’s account under the 401(k) Plan as of December 31, 2005.
(16)
Includes 27,409 shares held under the RRP, options for 584,531 shares granted under the Holding Company’s option plans, and 33,869 shares allocated to the accounts of such persons under the 401(k) Plan as of December 31, 2005. Does not include options for 100,092 shares granted under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

Presented below is certain information concerning the director nominees and directors continuing in office of the Holding Company:

Lester N. Bergum, Jr. (age 57) is an attorney and partner with the firm of Robison, Robison Bergum & Johnson in Frankfort, Indiana, where he has practiced since 1974. He has also served since 1989 as president of Title Insurance Services, Inc., a title agency located in Frankfort, Indiana.

Dennis W. Dawes (age 60) has served as President and Treasurer of Hendricks Regional Health and Treasurer of Hendricks Regional Health Foundation in Danville, Indiana, since 1974.

Jerry R. Engle (age 61) served as the Executive Vice President and Chief Operating Officer of the Bank, and Vice Chairman of the Board of Directors of the Holding Company, since the merger of First Shares in August 2004, until June 1, 2005, when he became President and Chief Executive Officer of the Holding Company and the Bank and Chairman of the Board of Directors of the Holding Company. Formerly, he was the President and Chief Executive Officer of First Shares and First Bank from March 1999 until joining the Holding Company. Prior to that time, he was Chief Executive Officer of Citizens Bank of Central Indiana, a position he assumed in 1992 when Indiana Bancshares, Inc., of which he was Chief Executive Officer, merged into CNB Bancshares, Inc., the holding company for Citizens Bank.

W. Thomas Harmon (age 66) has served as the co-owner, Vice President, Treasurer and Secretary of Crawfordsville Town & Country Homecenter, Inc. in Crawfordsville, Indiana, since 1978. Mr. Harmon is also a co-owner and officer of RGW, Inc., in Crawfordsville, a company that develops real estate subdivisions and manages apartment rental properties, a position he has held since 1965.

Jerry Holifield (age 64) became Chairman of the Board of the Bank in December, 1999 and has been the School Superintendent of the Plainfield Community School Corporation since 1991.

David E. Mansfield (age 63) became Vice President of Excel Group in Greenwood, Indiana (sales and servicing of petroleum equipment) in May 2003. Previously he had been an Administrative Supervisor for Marathon Oil where he had worked since 1973.

R.J. McConnell (age 46) is a partner with the law firm of Bose McKinney & Evans LLP, Indianapolis, Indiana.

John C. Milholland (age 69) retired in 2001. He previously served as Principal of Frankfort Senior High School in Frankfort, Indiana, since 1989. He currently is a real estate broker.

Patrick A. Sherman (age 58) has been a principal of Sherman & Armbruster, LLP, certified public accountants located in Greenwood, Indiana, since 1976.

T. Tim Unger (age 65) served as President and Chief Executive Officer of the Bank from January 1996 until June 1, 2005, and served as Chairman of the Board, President and Chief Executive Officer of the Holding Company from 1998 until his retirement on June 1, 2005. Previously, Mr. Unger served as President and Chief Executive Officer of Summit Bank of Clinton County from 1989 through 1995.

John L. Wyatt, CLU (age 69) is a Senior Agent for Northwestern Mutual Financial Network where he has been employed since 1960.

THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

During the fiscal year ended December 31, 2005, the Board of Directors of the Holding Company met or acted by written consent 13 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit/Compliance Committee, a Stock/Compensation Committee, and an Executive/Governance/Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

The Audit/Compliance Committee, the members of which are W. Thomas Harmon, Dennis W. Dawes, Patrick A. Sherman, David E. Mansfield, and Jerry R. Holifield, recommends the appointment of the Holding Company’s independent accountants, and meets with them to outline the scope and review the results of such audit. It also approves internal audit reports, compliance reviews and training schedules. The Audit/Compliance Committee met six times during the fiscal year ended December 31, 2005.

The Stock/Compensation Committee administers the Holding Company’s stock option plans and the RRP, and establishes compensation for the Holding Company’s executive officers. The Stock/Compensation Committee met or acted by written consent four times during fiscal 2005. The members of these Committees are Messrs. Harmon, Holifield, Mansfield, Milholland and Wyatt. All of these Committee members met the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers.

The Executive/Governance/Nominating Committee selects the individuals who will run for election to the Holding Company’s Board of Directors each year. Its members are Jerry R. Holifield (Chairman), W. Thomas Harmon, John L. Wyatt, Lester N. Bergum, Jr., John C. Milholland, and R.J. McConnell, although Messrs. Bergum and McConnell abstained from voting on this year’s director nominees. It met seven times during 2005. All of these members meet the standards for independence for nominating committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Executive/Governance/Nominating Committee does not have a separate charter but it has Duties and Responsibilities that are available at www.lincolnbankonline.com.

Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case by case basis. When considering a potential candidate for membership on the Holding Company's Board of Directors, the Executive/Governance/Nominating Committee considers skills in writing and finance, business judgment, management skills, crisis response abilities, industry knowledge, leadership and strategy/vision. The Executive/Governance/Nominating Committee will also consider the qualification requirements for Directors in the Holding Company’s By-laws as described on page of this Proxy Statement. The Executive/Governance/Nominating Committee does not have specific minimum qualifications that must be met by an Executive/Governance/Nominating Committee-recommended candidate other than those prescribed by the By-laws and it has no specific process for identifying such candidates. There are no differences in the manner in which the Executive/Governance/Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Holding Company's Board of Directors by a shareholder. The Executive/Governance/Nominating Committee has not received any recommendations from any of the Holding Company's shareholders in connection with the Annual Meeting.

Article III, Section 12 of the Holding Company’s By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 130 days’ notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company’s By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

The Holding Company has adopted a policy for its shareholders to send written communications to the Holding Company's directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at the Holding Company’s main office. The Holding Company has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of shareholders. All of the Holding Company’s directors at the time attended the Annual Meeting of shareholders on May 17, 2005.

Audit/Compliance Committee Report, Charter, and Independence

Audit/Compliance Committee Report. The Audit/Compliance Committee reports as follows with respect to the audit of the Holding Company’s financial statements for the fiscal year ended December 31, 2005, included in the Holding Company’s Shareholder Annual Report accompanying this Proxy Statement (“2005 Audited Financial Statements”):

The Committee has reviewed and discussed the Holding Company’s 2005 Audited Financial Statements with the Holding Company’s management.

The Committee has discussed with its independent auditors, BKD, LLP, the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company’s financial statements.

The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Holding Company and its related entities) and has discussed with the auditors the auditors’ independence from the Holding Company. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors’ independence.

Based on review and discussions of the Holding Company’s 2005 Audited Financial Statements with management and with the independent auditors, the Audit/Compliance Committee recommended to the Board of Directors that the Holding Company’s 2005 Audited Financial Statements be included in the Holding Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

This Report is respectfully submitted by the Audit/Compliance Committee of the Holding Company’s Board of Directors.

Audit/Compliance Committee Members
W. Thomas Harmon
Dennis W. Dawes
David E. Mansfield
Jerry R. Holifield
Patrick A. Sherman

Audit/Compliance Committee Charter. The Board of Directors has adopted a written charter for the Audit/Compliance Committee. The Board of Directors reviews and approves changes to the Audit/Compliance Committee Charter annually.

Independence of Audit/Compliance Committee Members. The Holding Company’s Audit/Compliance Committee is comprised of Messrs. Harmon, Dawes, Mansfield, Holifield and Sherman. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Patrick A. Sherman is a “financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Management Remuneration and Related Transactions

Remuneration of Named Executive Officers

During the fiscal year ended December 31, 2005, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by the Bank.

The following tables set forth information as to annual, long term and other compensation for services in all capacities to the President and Chief Executive Officer of the Holding Company and other executive officers for the last three fiscal years or the fiscal years during which they served as executive officers (the “Named Executive Officers”). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during the fiscal year ended December 31, 2005.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compen-sation($)(2)	Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compen-sation($)(3)

Jerry R. Engle (4)(5)	2005	$207,308	$0	—	—	—	$22,795
Chairman, President and Chief Executive Officer	2004	$78,269	$13,875	—	—	70,000	$1,744

T. Tim Unger (4)	2005	$228,692	$0	—	—	—	—
Former Chairman,	2004	$212,385	$23,962	—	—	—	$34,962
President and Chief Executive Officer	2003	$205,000	$10,250	—	—	—	$42,345

John M. Baer	2005	$132,962	$0	—	—	—	$20,281
Secretary and	2004	$128,465	$9,660	—	—	—	$29,239
Treasurer	2003	$124,441	$4,148	—	—	—	$37,392

John B. Ditmars (5)	2005	$131,833	$0	—	—	30,000	$20,020
Vice President	2004	$50,135	$8,887	—	—	20,000	$1,094

Jonathan D. Slaughter (6)	2005	$130,981	$0	—	—	5,000	$19,864
Vice President	2004	$59,711	$8,625	—	—	—	$11,674

(1)
Mr. Unger and Mr. Engle do not receive any directors fees. Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) under the Bank’s 401(k) Plan.

(2)
The Named Executive Officers received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of their salary and bonus. These perquisites for Mr. Engle include a $600 per month auto allowance and for Mr. Unger, a $600 per month auto allowance through May 31, 2005.

(3)
All Other Compensation includes the Bank’s matching contributions under its 401(k) Plan and allocations under the Holding Company’s ESOP, and in Mr. Unger’s case, insurance premiums paid by the Bank for a policy on his life with his wife as beneficiary in 2003 and 2004.

(4)
Mr. Unger retired as Chairman of the Board, President and Chief Executive Officer of the Holding Company and Mr. Engle assumed those positions on June 1, 2005. Under the terms of his employment agreement, Mr. Unger received his compensation at the rate of $230,000 through December 31, 2005, all of which is included in the table above. He is also entitled to be paid the amount of matching contributions and allocations he would have received under the Bank’s 401(k) Plan and ESOP had he remained employed through December 31, 2005. Those allocations will be paid to Mr. Unger in a lump sum and are estimated at $22,200 in the aggregate. These charges were recognized by the Holding Company in the second quarter of 2005.

(5)	Mr. Engle and Mr. Ditmars were employed by the Bank on August 2, 2004.
(6)	Mr. Slaughter was employed by the Bank on June 28, 2004.

Effective May 31, 2005, Rebecca J. Morgan, one of the Holding Company’s executive officers, ceased to be an officer or employee of the Holding Company and the Bank. Pursuant to her employment agreement which has been terminated, Ms. Morgan was paid compensation at her current rate through January 15, 2006, and was paid the amounts of matching contributions and allocations she would have received under the Bank’s 401(k) Plan and ESOP had she remained employed through January 15, 2006. In fiscal 2005 she received salary and bonus aggregating $128,012, 401(k) contributions by the Bank of $2,382 and ESOP allocations of $13,200. These charges were recognized by the Holding Company in the second quarter of 2005.

Stock Options

The following table sets forth information related to options granted during fiscal year 2005 to the only Named Executive Officers to receive such awards.

Option Grants - Last Fiscal Year Individual Grants

Name	Options Granted (#)(1)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Share) (2)	Expiration Date	Grant Date Value (5)

John B. Ditmars	30,000	55.05%	$18.75	1/28/2015(3)	$67,800
Jonathan D. Slaughter	5,000	9.17%	$15.75	9/19/2015(4)	$14,450

(1)	Options to acquire shares of the Holding Company’s Common Stock.
(2)
The option exercise price may be paid in cash or with the approval of the Stock/Compensation Committee in shares of the Holding Company’s Common Stock or a combination thereof. The option exercise price equaled the market value of a share of the Holding Company’s Common Stock on the date of grant.

(3)	These options were granted on January 28, 2005, and vest at the rate of 20% per year.
(4)	These options were granted on September 20, 2005, and vested immediately upon grant.
(5)
This column sets forth the present value of the options on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 2.75% and 3.15%, risk-free rate of return of 4.06% and 4.12%, expected volatility of 8.6% and 18.3% and expected life of options of eight years for Mr. Ditmars and Slaughter, respectively.

The following table includes the number of shares covered by exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2005. Also reported are the values for “in-the-money” options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

Outstanding Stock Option Grants and Value Realized as of 12/31/05

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

Jerry R. Engle	57,875	56,000	$400,579	—
John M. Baer	48,000	12,092	$189,600	$47,763
John B. Ditmars	27,625	46,000	$215,696	—
Jonathan D. Slaughter	5,000	0	$3,500	—
T. Tim Unger	175,231	0	$692,162	—

(1)	Amounts reflecting gains on outstanding options are based on the closing price per share for the shares on December 30, 2005, which was $16.45 per share.
(2)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2005.

No stock options were exercised by the Named Executive Officers during fiscal 2005.

Employment Contract

The Bank entered into a three-year employment contract with Mr. Engle and two-year contracts with Mr. Baer, Mr. Ditmars, Mr. Slaughter and one other executive officer (the “Executives”). The contracts extend annually for an additional one-year term to maintain their three- or two-year terms if the Bank’s Board of Directors determines to so extend them, unless notice not to extend is properly given by either party to the contract. The Executives receive their current salary under the contract with the Bank, subject to increases approved by the Board of Directors. The contracts also provide, among other things, for participation in other fringe benefits and benefit plans available to the Bank’s employees. The Executives may terminate their employment upon 60 days’ written notice to the Bank. The Executives may also terminate their own employment for cause (as defined in the contract). The Bank may discharge the Executives for cause (as defined in the contract) at any time or in certain specified events. If the Bank terminates an Executive’s employment for other than cause or if an Executive terminates his own employment for cause (as defined in the contract), the Executive will receive his base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company, and for the balance of the contract if the termination does not follow a change in control; provided that, in the case of Mr. Engle and Mr. Ditmars, this payment period shall be not less than six months. In addition, during such period, the Executive will continue to participate in the Bank’s group insurance plans and retirement plans, or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Executive will have the right to cause the Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Executive by the Bank, are deemed to be payments in violation of the “golden parachute” rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to each Executive if the contract were terminated after a change of control of the Holding Company, without cause by the Bank or for cause by the Executive, would be $780,000 for Mr. Engle, $423,924 for Mr. Baer, $452,832 for Mr. Ditmars, $432,939 for Mr. Slaughter, and $341,550 for the other executive officer. For purposes of these employment contracts, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

The employment contracts protect the Bank’s confidential business information and protect the Bank from competition by the Executives should they voluntarily terminate their employment without cause or be terminated by the Bank for cause.

The Bank has also entered into a Special Termination Agreement with one of its employees. The agreement has a 12-month term, subject to annual extension by the Board of Directors of the Bank. The agreement provides that upon the involuntary termination of employment of the employee for reasons other than cause within 12 months following a change in control that occurs during the term of the agreement, the employee will be entitled to a lump sum payment of 100% of his base amount compensation as determined under §280G(b)(3) of the Code. This termination benefit, which as of the date hereof is $125,000, is to be paid in cash within 25 business days after the date of severance of employment. The agreement also provides for continued life, health and disability coverage during the 12 months following the employee’s termination of employment.

Compensation of Directors

Non-employee directors of the Holding Company receive director fees of $3,600 per year. The Bank pays its non-employee directors an annual retainer of $13,200 plus $520 for each regular meeting attended and $300 for each committee meeting attended, with a maximum of $6,000 in annual committee fees. Total fees paid to directors for the year ended December 31, 2005 were $221,547.

The Bank’s directors may, pursuant to a deferred compensation agreement, defer payment of some or all of their directors fees, bonuses or other compensation into a retirement account. Under this agreement, deferred directors fees are to be distributed either in a lump-sum payment or in equal annual or monthly installments over any period of from five to ten years. The lump sum or first installment is payable to the director, at the director’s discretion, on the first day of the calendar year immediately following the year in which he ceases to be a director, or in the year in which the director attains that age specified by the retirement income test of the Social Security Act. Any additional installments will be paid on the first day of each succeeding year thereafter. In the event of a change in control of the Bank, a director’s benefits will be paid to him over a five-year period commencing 30 days following the change in control. At present, the following directors participate in the deferred compensation plan: Lester N. Bergum, Jr. and W. Thomas Harmon.

The Bank has also adopted a Deferred Director Supplemental Retirement Plan (the “Supplemental Plan”) which provides for the continuation of directors fees to a director upon the later of a director’s attainment of age 70 or the date on which he ceases to be a director. A director’s interest in the Supplemental Plan will vest gradually over a five-year period commencing upon the director’s completion of five years of service on our board. Upon completing nine years of service, the director’s interest in the Supplemental Plan will be fully vested. The interests of directors who, as of December 1, 1997, had served at least one year on the Board vested immediately upon the adoption of the Supplemental Plan. The benefits payable to a director under the Supplemental Plan are calculated by multiplying the director’s vested percentage times the rate of directors fees paid to the director immediately prior to his attainment of age 70 or, if earlier, the date his status as a director terminated. In the event that a director’s death occurs prior to the commencement of payments under the Supplemental Plan, the director’s designated beneficiary shall receive a monthly payment calculated by multiplying the director’s vested percentage times the rate of directors fees in effect immediately prior to the director’s death or, if earlier, the date on which his status as a director terminated. Payments under the Supplemental Plan will continue for 120 months. In the event of a change in control of the Bank, the present value of the benefits payable to a director under the Supplemental Plan are payable to the director over a five-year period commencing 30 days after the change in control.

On December 20, 2005, director Dennis W. Dawes was granted an option for 15,000 shares under the 2005 Stock Option Plan. On December 20, 2005, directors R.J. McConnell and Patrick A. Sherman were each granted an option for 30,000 shares under the 2005 Stock Option Plan. On December 20, 2005, directors Lester N. Bergum, W. Thomas Harmon, Jerry R. Holifield, David E. Mansfield, John C. Milholland and John L. Wyatt were each granted an option for 3,716 shares under the 2005 Stock Option Plan. These options vested at the date of grant, have terms of ten years and one day and have an option price of $16.40 per share.

On January 3, 2006, all non-employee directors except Messrs. McConnell and Sherman, received an award of 1,487 shares and Messrs. McConnell and Sherman received an award of 5,000 shares under the RRP. These awards vest over a five-year period commencing with the date of grant.

The following table provides information relating to option exercises by directors of the Company (other than the Named Executive Officers whose option exercises are disclosed on page of this proxy statement) during the last fiscal year. Value realized upon exercise is the difference between the closing price on the Nasdaq Stock Market of the underlying stock on the exercise date and the exercise or base price of the option.

Name	Shares Acquired on Exercise (#)	Value Realized ($)

Lester N. Bergum, Jr.	5,000	$33,150
Dennis W. Dawes	3,000	$19,980
David E. Mansfield	300	$1,215
John L. Wyatt	9,000	$59,430

Pension Plan

The Bank’s full-time employees who were participants in the Bank’s Pension Plan on June 30, 2004, participate in that plan, which was frozen on June 30, 2004. Separate actuarial valuations are not made for individual employer members of the Pension Plan. An employee’s pension benefits are 100% vested after five years of service.

The Pension Plan provides for monthly or lump sum retirement benefits determined as a percentage of the employee’s average salary times his years of service. Salary includes base annual salary as of each January 1, exclusive of overtime, bonuses, fees and other special payments. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant’s age and years of service. The Bank recorded expenses totaling $171,111 for the Pension Plan during the fiscal year ended December 31, 2005.

The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the Pension Plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset).

Career Average	Years of Service
Compensation	15	20	25	30	35	40	45

$120,000	27,000	36,000	45,000	54,000	63,000	72,000	81,000
140,000	31,500	42,000	52,500	63,000	73,500	84,000	94,500
160,000	36,000	48,000	60,000	72,000	84,000	96,000	108,000
180,000	40,500	54,000	67,500	81,000	94,500	108,000	121,500
200,000	45,000	60,000	75,000	90,000	105,000	120,000	135,000
220,000	49,500	66,000	82,500	99,000	115,500	132,000	148,500
240,000	54,000	72,000	90,000	108,000	126,000	144,000	162,000

Benefits are currently subject to maximum Code limitations of $175,000 per year. The years of service credited under the Pension Plan as of December 31, 2005, to the Named Executive Officers are as follows:

Name of Executive Officer	Years of Service

Jerry R. Engle	0
T. Tim Unger	9
John M. Baer	8
John B. Ditmars	0
Jonathan D. Slaughter	0

Transactions With Certain Related Persons

The Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to all of its employees. At present, the Bank offers loans to its executive officers, directors, principal shareholders and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers and their associates totaled approximately $4,102,470, or 4.1% of equity capital at December 31, 2005.

The law firm Robison Robison Bergum & Johnson, based in Frankfort, Indiana, of which Lester N. Bergum, Jr., a director of the Holding Company is a partner, serves as counsel to the Bank in connection with loan foreclosures, title searches, collection services, and related matters in Frankfort, Clinton County, Indiana. The Bank expects to continue using the services of the law firm for such matters in the current fiscal year.

The law firm of Bose McKinney & Evans, LLP, based in Indianapolis, Indiana, of which R.J. McConnell, a director of the Holding Company, is a partner, served as counsel to the Bank on certain regulatory matters in 2005. The Bank expects to continue using the services of the law firm for regulatory matters in the current fiscal year.

Report of the Stock/Compensation Committee

The Stock/Compensation Committee of the Holding Company’s Board of Directors was comprised during fiscal 2005 of Messrs. Harmon, Holifield, Mansfield, Milholland and Unger. In 2006, Mr. Wyatt replaced Mr. Unger on this Committee. The Committee reviews payroll costs, establishes policies and objectives relating to compensation, and approves the salaries of all employees, including executive officers. All decisions by the Stock/Compensation Committee relating to salaries of the Holding Company’s executive officers are approved by the full Board of Directors of the Bank. In fiscal 2005, there were no modifications to Stock/Compensation Committee actions and recommendations made by the full Board of Directors. In approving the salaries of executive officers, the Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Stock/Compensation Committee reviews information provided to it by independent compensation consultants in making its decisions.

The objectives of the Stock/Compensation Committee with respect to executive compensation are the following:

(1)
provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Holding Company’s long-term success;

(2)	reward executive officers based upon their ability to achieve short-term and long-term strategic goals and objectives and to enhance shareholder value; and

(3)
align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Holding Company’s shares increases.

At present, the Holding Company’s executive compensation program is comprised of base salary and annual incentive bonuses. The Option Plan and the RRP provide long-term incentive bonuses in the form of stock options and awards of Common Stock. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance. The annual incentive bonuses are tied to the Holding Company’s performance in the areas of growth, profit, quality, and productivity as they relate to earnings per share and return on equity for the current fiscal year, and it is expected that stock options will have a direct relation to the long-term enhancement of shareholder value. In years in which the performance goals of the Holding Company are met or exceeded, executive compensation tends to be higher than in years in which performance is below expectations.

Base Salary. Base salary levels of the Holding Company’s executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Stock/Compensation Committee also takes into account individual experience and performance.

Mr. Unger was the Holding Company’s Chief Executive Officer until June 1, 2005, when Mr. Engle became Chief Executive Officer. Mr. Unger received a base salary of $212,385 in 2004 and $228,692 in 2005. Mr. Engle received a base salary of $78,269 for the partial year he was employed by the Company in 2004 and $207,308 in 2005.

Annual Incentive Bonuses. Under the Holding Company’s Annual Incentive Plan, all qualifying employees of the Holding Company receive a cash bonus for any fiscal year in which the Holding Company achieves certain goals, as established by the Board of Directors, in the areas of growth, profit, quality and productivity as they relate to earnings per share and return on equity. Individual bonuses are equal to a percentage of the employee’s base salary, which percentage varies with the extent to which the Holding Company exceeds these goals for the fiscal year.

The Holding Company believes that this program provides an excellent link between the value created for shareholders and the incentives paid to executives, since executives may not receive bonuses unless the above-mentioned goals are achieved and since the level of those bonuses will increase with greater achievement of those goals.

Mr. Unger received no bonus for fiscal 2005 compared to $23,962 for fiscal 2004. Mr. Engle received no bonus for fiscal 2005 compared to $13,875 for fiscal 2004.

Stock Options. The Option Plan is intended to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enabling executives to acquire a significant ownership position in the Holding Company’s Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock/Compensation Committee has determined and will determine the number of option grants to make to executive officers based on the practices of comparable financial institutions as well as the executive’s level of responsibility and contributions to the Holding Company.

In fiscal 2004, Mr. Engle received an award of stock options for 70,000 shares which vest over a five-year period, have a term of ten years and have an option price of $18.50 per share. Neither Mr. Unger nor Mr. Engle received any other stock option grants in 2004 or 2005.

RRP. The RRP is intended to provide directors and officers with an ownership interest in the Holding Company in a manner designed to encourage them to continue their service with the Holding Company. This gradual vesting of a director’s or officer’s interest in the shares awarded under the RRP is intended to create a long-term incentive for the director or officer to continue his service with the Holding Company. No RRP awards were granted to Mr. Unger or to Mr. Engle in 2004 or 2005. On January 3, 2006, Mr. Engle received an RRP award of 5,000 shares.

Finally, the Committee notes that Section 162(m) of the Code, in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table on page eight for fiscal 2005 exceeded the threshold for deductibility under section 162(m).

The Stock/Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Holding Company’s shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2005 for executives and for the chief executive officer adequately reflect the Holding Company’s compensation goals and policies.

Stock/Compensation Committee Members
W. Thomas Harmon
Jerry R. Holifield
David E. Mansfield
John C. Milholland
John L. Wyatt

Performance Graph

The following graph shows the performance of the Holding Company’s Common Stock since December 31, 2000, in comparison to the NASDAQ Combined Bank Index, KBW Bank Index and the SNL Thrift Index.
Relative Return* Analysis
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LNCB
BKX
Nasdaq Combined Bank Index
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$100 invested on 12/31/00 in Stock or Index
Including Reinvestment of Dividends
Fiscal Year Ending December 31

ACCOUNTANTS

BKD, LLP has served as auditors for the Bank since November 30, 1975, and for the Holding Company since its formation in 1998. The Holding Company believes that a representative of BKD, LLP will be present at the Annual Meeting with the opportunity to make a statement if he or she so desires. He or she will also be available to respond to any appropriate questions shareholders may have. The Audit Committee of the Holding Company has selected BKD, LLP to audit its books, records and accounts for the fiscal year ended December 31, 2006.

Accountant’s Fees

Audit Fees. The firm of BKD, LLP (“BKD”) served as the Holding Company’s independent public accountants for each of the last two fiscal years ended December 31, 2004 and 2005. The aggregate fees billed by BKD for the audit of the Holding Company’s financial statements included in its annual report on Form 10-K and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2005, were $159,656 and $150,000, respectively.

Audit-Related Fees. BKD billed audit-related fees aggregating $30,837 and $10,500 for the years ended December 31, 2004 and 2005, respectively.

Tax Fees. The aggregate fees billed in each of fiscal 2004 and 2005 for professional services rendered by BKD for tax compliance, tax advice or tax planning were $17,350 and $23,000, respectively.

All Other Fees. No other fees were billed in fiscal 2004 or 2005 for professional services rendered by BKD.

Board of Directors Pre-Approval. The Holding Company’s Audit Committee formally adopted resolutions pre-approving the Holding Company’s engagement of BKD to act as its independent auditor for the last two fiscal years ended December 31, 2005. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD will be made by the Audit Committee and all non-audit and audit services to be rendered by BKD will be pre-approved by the Audit Committee. The Audit Committee pre-approved all services performed for 2005. The Holding Company’s independent auditors performed all work described above with their full-time, permanent employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires that the Holding Company’s officers and directors and persons who own more than 10% of the Holding Company’s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that during the fiscal year ended December 31, 2005, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner, except that the purchase of 88 shares by Lester Bergum on May 31, 2005, was reported about five days late, the acquisition by Dennis Dawes of 3,000 shares on February 3, 2005, through the exercise of a stock option and the sale by Dennis Dawes of these shares on February 5, 2005, were reported about ten days late, the sale by Dennis Dawes of 1,000 shares on May 25, 2005, was reported about six months late, and the acquisition by Mr. Slaughter of 800 shares on November 1, 2005, was reported about 10 days late.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Proxy Statement and form of proxy relating to that meeting must be received at the main office of the Holding Company for inclusion in the proxy statement no later than 120 days in advance of March 17, 2007. Any such proposal should be sent to the attention of the Secretary of the Holding Company at P.O. Box 510, 905 Southfield Drive, Plainfield, Indiana 46168, and will be subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether included in the Holding Company’s proxy materials), the Holding Company’s articles of incorporation, by-laws and Indiana law.

A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Holding Company’s proxy statement and form of proxy, will normally be considered untimely if it is received by the Holding Company later than 120 days prior to the Annual Meeting. If, however, less than 130 days’ notice or prior public disclosure of the date of the next Annual Meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Holding Company later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Holding Company’s proxy statement for the next Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Jerry R. Engle

March 17, 2006

LINCOLN BANCORP

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.
			For	Withhold
	01 -	Lester N. Bergum	☐	☐
(three-year term)
	02 -	Dennis W. Dawes	☐	☐
(three-year term)
	03 -	R. J. McConnell	☐	☐
(three-year term)

B	Issue

2.	In their discretion, on such other matters as may properly be brought before the Annual Meeting, or any adjournment thereof.

ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST
JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY
EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED “FOR” THE DIRECTOR NOMINEES SET FORTH ABOVE.

C		Meeting Attendance

Please indicate your intentions of attending the meeting on April 18, 2006, by completing the section below.

I will attend the Annual Meeting only.	☐	I will attend the luncheon and the Annual Meeting.	☐
Number of persons attending will be: ________		Number of persons attending will be: ________

D		Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears on this card. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
☐☐/☐☐/☐☐☐☐

Lincoln Bancorp
1121 East Main Street, Plainfield, IN 46168

Revocable Proxy

ANNUAL MEETING OF SHAREHOLDERS - APRIL 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John B. Ditmars and John M. Baer, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Lincoln Bancorp that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 18, 2006, at 12:00 p.m. (local time), at the Guilford Township Community Center, Hummel Park, 1500 S. Center Street, Plainfield, Indiana, or any adjournment thereof, on the proposals set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES SET FORTH ABOVE.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)